As filed with the Securities and Exchange Commission on March 26, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin	39-1144397
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

515 North State Street, Suite 2225
Chicago, Illinois	60654
(Address of principal executive offices)	(ZIP Code)

THE FEMALE HEALTH COMPANY
1997 STOCK OPTION PLAN
(Full title of the plan)

O.B. Parrish Chairman and Chief Executive Officer The Female Health Company 515 North State Street, Suite 2225	Copy to: Benjamin G. Lombard, Esq. Reinhart Boerner Van Deuren s.c.
Chicago, Illinois 60654	1000 North Water Street
(Name and address of agent for service)	Suite 1700 Milwaukee, Wisconsin 53202
312-595-9123	414-298-1000
(Telephone number, including area code of agent for service)

Indicate by check mark whether the restraint is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒
_______________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value per share	2,685,980(1)	$6.95(2)	$18,667,561(2)	$1,331(2)

(1)
This Registration Statement also covers any additional shares of Common Stock which become issuable under The Female Health Company 1997 Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by The Female Health Company (the "Registrant") which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)
For the purpose of computing the registration fee, the Registrant has used $6.95 as the average of the high and low prices of the Common Stock as reported on March 22, 2010 on the NASDAQ Stock Market for the offering price per share, in accordance with Rule 457(c) and (h).  The actual offering price will be determined in accordance with the terms of the Plan.

PART II - INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

This Registration Statement has been filed to register additional shares of the Registrant's common stock made available under The Female Health Company 1997 Stock Option Plan by reason of an amendment thereto approved by the Board of Directors of the Registrant in March 2003.  Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statement on Form S-8 (Registration No. 333-23517) effective March 18, 1997 is incorporated by reference and made a part hereof.

Item 8.   Exhibits.

4.1	Amended and Restated Articles of Incorporation of the Registrant.
4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant increasing the number of authorized shares to 27,000,000 shares.
4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant increasing the number of authorized shares to 35,500,000 shares.
4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant increasing the number of authorized shares to 38,500,000 shares.
4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant designating the terms and preferences for the Class A Preferred Stock – Series 3.
4.6	Amended and Restated By-Laws of the Registrant.
4.7	The Female Health Company 1997 Stock Option Plan, as amended
5	Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the stock being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto)
24	Power of Attorney (included on the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 25, 2010.

THE FEMALE HEALTH COMPANY

BY /s/ O.B. Parrish
      O.B. Parrish, Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints O.B. Parrish and Donna Felch, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ O.B. Parrish	Chairman of the Board, Chief Executive	March 25, 2010
O.B. Parrish	Officer and Director (Principal Executive Officer)
/s/ Mary Ann Leeper	Director	March 25, 2010
Mary Ann Leeper
/s/ William R. Gargiulo, Jr.	Director	March 25, 2010
William R. Gargiulo, Jr.
	Director	March __, 2010
David R. Bethune
/s/ Stephen M. Dearholt	Director	March 25, 2010
Stephen M. Dearholt
	Director	March __, 2010
Michael R. Walton
	Director	March __, 2010
Richard E. Wenninger
/s/ Mary Margaret Frank	Director	March 25, 2010
Mary Margaret Frank
/s/ Donna Felch	Vice President and Chief Financial Officer	March 25, 2010
Donna Felch	(Principal Financial and Accounting Officer)

The Female Health Company
(Commission File No. 1-13602)

EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference to	Filed Herewith
4.1	Amended and Restated Articles of Incorporation of the Registrant	The Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 19, 1999
4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant increasing the number of authorized shares to 27,000,000 shares.	The Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 21, 2000.
4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant increasing the number of authorized shares to 35,500,000 shares.	The Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 6, 2002.
4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant increasing the number of authorized shares to 38,500,000 shares.	The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003.
4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant designating the terms and preferences for the Class A Preferred Stock – Series 3.	The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.
4.6	Amended and Restated By-Laws of the Registrant	The Registrant's Registration Statement on Form S-18 filed with the Securities and Exchange Commission on May 25, 1990.
4.7	The Female Health Company 1997 Stock Option Plan, as amended		X
5	Opinion of Counsel		X
23.1	Consent of Independent Registered Public Accounting Firm		X
23.2	Consent of Counsel		Contained in Opinion filed as Exhibit 5
24	Power of Attorney	Signature Page to Registration Statement